As filed with the Securities and Exchange Commission on June 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	98-0530147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Data Storage Corporation

48 South Service Road

Melville, New York 11747

(212) 564-4922

(Address, including zip code, of principal executive offices)

Data Storage Corporation 2021 Stock Incentive Plan

(Full title of the plan)

Charles M. Piluso

Chief Executive Officer

Data Storage Corporation

48 South Service Road

Melville, New York 11747

(212) 564-4922

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Hank Gracin, Esq
Patrick J. Egan, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor New York, New York 10174
(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be Registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, par value $0.001 per share, under the 2021 Stock Incentive Plan	375,000	$5.19	$1,946,250	$212.34

(1)	The securities to be registered include options and rights to acquire the common stock of Data Storage Corporation (the “Registrant”) pursuant to the Registrant’s 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the 2021 Stock Incentive Plan is based upon the average of the high and low sale prices of the Registrant’s common stock reported on the Nasdaq Capital Market on June 22, 2021.

(4)	Calculated pursuant to Section 6(b) of the Securities Act as 0.00010910 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Data Storage Corporation, a Nevada corporation (the “Registrant” or the “Company”), hereby files this Registration Statement on Form S-8 relating to its common stock, par value $0.001 per share (the “Common Stock”), which have been reserved for issuance and are issuable pursuant to the Company’s 2021 Stock Incentive Plan (hereinafter referred to as the “2021 Stock Incentive Plan”).

On March 8, 2021, the Board of Directors of the Registrant approved and adopted the 2021 Stock Incentive Plan (the “2021 Plan”), and the stockholders of the Registrant holding approximately 78% of the Registrant’s issued and outstanding voting capital stock subsequently approved the 2021 Stock Incentive Plan, by written consent dated March 8, 2021. An aggregate of 375,000 shares may be issued under this 2021 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2021 Stock Incentive Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021 (Commission File No. 001-35384);

●	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 17, 2021 (Commission File No. 001-35384);

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 10, 2021, February 16, 2021, April 20, 2021, April 29, 2021, May 13, 2021, May 18, 2021 and June 3, 2021 (Commission File No. 001-35384); and

●	The description of the Registrant’s common stock, par value $0.001 per share, included (i) in the Registrant’s Form 8-A filed with the SEC on May 10, 2021 (Commission File No. 001-35384) and (ii) in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable

Item 5. Interests of Named Experts and Counsel

Not applicable

Item 6. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under the Company’s Amended Bylaws, the directors shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company or a director of such corporation, including an action brought by the Corporation or corporation. Each director of the Company on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable

Item 8. Exhibits

Exhibit Number	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148167) filed on December 19, 2007 (the “SB-2”))

4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K (File No. 333-148167) filed on October 24, 2008)

4.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report to Form 8-K (File No. 333-148167) filed January 9, 2009)

4.4	Certificate of Designation for Series A Preferred Stock (Incorporated by reference to Exhibit F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission March 8, 2021

4.5	Bylaws (incorporated by reference to Exhibit 3.2 to the SB-2 (File No. 333-148167))

4.6	Amended Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K (File No. 333-148167) filed on October 24, 2008)

4.7	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Appendix A to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021)

4.8	Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 7, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.9	Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 16, 2008 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.10	Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.11	Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.12	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Data Storage Corporation (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021)

4.13	Share Exchange Agreement, dated October 20, 2008, by and among Euro Trend Inc., Data Storage Corporation and the shareholders of Data Storage Corporation named on the signature page thereto (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 333-148167) filed on October 24, 2008)

4.14	Share Exchange Agreement, dated October 20, 2008, by and among, Euro Trend Inc., Data Storage Corporation and the shareholders of Data Storage Corporation named on the signature page thereto (incorporated by reference to Exhibit 10.1 to Form 8-K/A (File No. 333-148167) filed on June 29, 2009)

5.1*	Opinion of Parsons Behle & Latimer

23.1*	Consent of Rosenberg Rich Baker Berman P.A. Independent Registered Public Accounting Firm

23.2*	Consent of Parsons Behle & Latimer (Included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page to this Registration Statement)

99.1	Data Storage Corporation 2021 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14C, filed with the SEC on March 18, 2021)

99.2*	Form of Incentive Stock Option Grant Agreement

99.3*	Form of Nonqualified Stock Option Grant Agreement

99.4*	Form of Restricted Stock Unit Award Agreement

* Filed Herewith

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply to the Registration Statement on Form S-8 if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, June 24, 2021.

DATA STORAGE CORPORATION

By:	/s/ Charles M. Piluso
Charles M. Piluso Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Charles M. Piluso as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities and on the date or dates indicated:

Signature	Title	Date

/s/ Charles M. Piluso	Chief Executive Officer and Director	June 24, 2021
Charles M. Piluso	(Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)

/s/ Christos Panagiotakos	Chief Financial Officer	June 24, 2021
Christos Panagiotakos	(Principal Financial Officer and Principal Accounting Officer)

/s/ Harold Schwartz	Director	June 24, 2021
Harold Schwartz

/s/ Thomas Kempster	Director	June 24, 2021
Thomas Kempster

/s/ John Argen	Director	June 24, 2021
John Argen

/s/ Joseph Hoffman	Director	June 24, 2021
Joseph Hoffman

/s/ Lawrence Maglione	Director	June 24, 2021
Lawrence Maglione

/s/ Matthew Grover	Director	June 24, 2021
Matthew Grover

/s/ Todd Correll	Director	June 24, 2021
Todd Correll

/s/ Mark Wyllie	Director	June 24, 2021
Mark Wyllie